Exhibit 10.1

OMNIBUS Waiver AND AMENDMENT

This Omnibus Waiver and Amendment (this “Agreement”), dated as of September 30, 2025, is by and among Q/C Technologies, Inc., a Delaware corporation (the “Company”), and the investor listed on the signature page attached hereto (the “Investor”).

WITNESSETH

Whereas, the Company and the Investor are party to that certain Securities Purchase Agreement, dated as of September 2, 2025 (the “Purchase Agreement”), pursuant to which the Company issued to the Investor in a private placement (the “Private Placement”) shares of the Company’s H Convertible Preferred Stock, par value $0.001 per share (the “Preferred Stock”), the terms of which are set forth in the Certificate of Designations for the Series H Convertible Preferred Stock (as amended, the “Certificate of Designations”), and warrants (the “Warrants”) to purchase shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”);

WHEREAS, in connection with the Private Placement, the Company and the Investor entered into that certain Registration Rights Agreement, dated as of September 2, 2025 (the “Registration Rights Agreement,” and, together with the Purchase Agreement, the Certificate of Designations, and the Warrants, the “Transaction Documents”), pursuant to which, the Company agreed to, among other things, prepare and file with the Securities and Exchange Commission (the “SEC”) a registration statement (the “Resale Registration Statement”) covering the resale of all of the Registrable Securities (as defined in the Registration Rights Agreement) prior to the applicable Filing Deadline (as defined in the Registration Rights Agreement);

whereas, the Company has not timely filed the Resale Registration Statement, which failure constitutes a Filing Failure (as defined in the Registration Rights Agreement);

WHereas, under Section 2(e) of the Registration Rights Agreement, on the date of any Filing Failure, the Company will be obligated pay to each holder of Registrable Securities relating to the Resale Registration Statement an amount in cash equal to two percent (2%) of such holder’s respective Purchase Price (as defined in the Purchase Agreement);

WHEREAS, the Company anticipates causing such Resale Registration Statement to be filed with the SEC on September 26, 2025, and the Required Holders (as defined in the Purchase Agreement) desire to waive any rights, remedies or penalties related to the Filing Failure;

WHEREAS, the Company previously entered into that certain Membership Interest Purchase Agreement (the “MIPA”), dated as of September 2, 2025, by and among the Company, LPU Holdings LLC (“LPU”) and, solely with respect to certain specified sections thereof, the members of LPU (the “Sellers”), pursuant to which the Company acquired 100% of the membership interests of LPU from the Sellers in consideration for, among other things, the Company issuing newly designated Series I Convertible Preferred Stock, par value $0.001 per share (“Series I Preferred Stock”);

WHEREAS, the Company previously entered into that certain Engagement Letter (the “Palladium Agreement”) with Palladium Capital Group, LLC (“Palladium”), pursuant to which the Company engaged Palladium to act as a non-exclusive financial advisor in connection with the MIPA, in consideration for, among other things, the Company issuing to Palladium 15,433 shares of Common Stock (the “Advisory Shares”);

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WHEREAS, the Company desires to register for resale in the Resale Registration Statement the shares of Common Stock issuable upon conversion of the Series I Preferred Stock (the “Series I Conversion Shares”) and the Advisory Shares;

WHEREAS, the Company has engaged, and may in the future engage, certain consultants to provide consulting services to the Company, and the Company desires to issue from time to time warrants of the Company to purchase up to an aggregate of 500,000 shares of Common Stock (the “Consulting Warrants”) to such consultants as consideration for such services;

WHEREAS, the Investor, together with certain other investors party to Purchase Agreement and entering into similar Omnibus Waiver and Amendment Agreements of even date hereof, collectively hold at least a majority of the outstanding shares of Preferred Stock and thereby constitute the Required Holders (as defined in each of the Transaction Documents); and

WHEREAS, the Company and the Investor desire to waive and amend certain provisions of the Transaction Documents.

Now, therefore, in consideration of the premises and mutual covenants and obligations hereinafter set forth, the parties hereto, intending legally to be bound, hereby agree as follows:

1.	Definitions. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings given such terms in the Certificate of Designations.

2.	Amendment to the Certificate of Designations. The parties hereto hereby agree to amend the terms of the Preferred Stock as set forth in the Certificate of Amendment to Certificate of Designations of the Preferred Stock in the form attached hereto as Exhibit A (the “Amendment”). The Company shall promptly file the Amendment with the Secretary of State of the State of Delaware and provide a copy thereof to each Investor promptly after such filing.

3.	Amendment to the Purchase Agreement. The parties hereto hereby agree that subsection (1) of clause (i) of the third sentence of Section 4(k) of the Purchase Agreement is hereby amended and restated as follows:

(1) all such issuances (taking into account the shares of Common Stock issuable upon exercise of such awards) after the date hereof pursuant to this clause (i) do not, in the aggregate, exceed more than 15.0% of the sum of (A) the shares of Common Stock issued and outstanding immediately prior to the date hereof, (B) all shares of Common Stock issuable upon conversion of the Series H Preferred Stock (assuming for purposes hereof that (x) the shares of Series H Preferred Stock are convertible at the Floor Price (as defined in the Certificate of Designations), and (y) any such conversion shall not take into account any limitations on the conversion of the shares of the Series H Preferred Stock set forth in the Certificate of Designations) issued and outstanding as of the Closing Date, (C) all shares of Common Stock issuable upon conversion of the Series G Preferred Stock (assuming for purposes hereof that (x) the shares of Series G Preferred Stock are convertible at the Floor Price (as defined in the Series G Certificate of Designations), and (y) any such conversion shall not take into account any limitations on the conversion of the shares of the Series G Preferred Stock set forth in the Series G Certificate of Designations) issued and outstanding as of the Closing Date and (D) all shares of Common Stock issuable upon conversion of the Company’s Series I Convertible Preferred Stock, par value $0.001 per share (the “Series I Preferred Stock”) equal to the Maximum Issuance (as defined in the Certificate of Designations of the Series I Preferred Stock) as of the Closing Date and

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4.	Waiver of the Transaction Documents. The Investor hereby agrees to waive any and all covenants, restrictions, prohibitions, rights or limitations of the Transaction Documents that would otherwise restrict, limit or prohibit the Company from including the Series I Conversion Shares or Advisory Shares for resale in any registration statement or any amendment thereto, including the Resale Registration Statement or any amendment thereto. In addition, the Investor hereby waives any future breach or violation of the Transaction Documents resulting from any such registration.

5.	Issuance of Consulting Warrants. The Investor hereby agrees to waive any and all covenants, restrictions, prohibitions, rights or limitations of the Transaction Documents that would have or otherwise will restrict, limit or prohibit the Company from issuing any Consulting Warrants. In addition, the Investor hereby waives any future breach or violation of the Transaction Documents resulting from the issuance of any Consulting Warrants.

6.	Amendment to Registration Rights Agreement. The Company and the Investor hereby agree to amend and restate Section 1(e) of the Registration Rights Agreement to read as follows:

“Filing Deadline” means (i) with respect to the initial Registration Statement required to be filed pursuant to Section 2(a), 30th calendar day after the Closing Date, and (ii) with respect to any additional Registration Statements that may be required to be filed by the Company pursuant to this Agreement, the date on which the Company was required to file such additional Registration Statement pursuant to the terms of this Agreement; provided, that, if such Filing Deadline falls on a day that is not a Trading Day, then the Filing Deadline shall be the next succeeding Trading Day.

7.	Waiver of Filing Failure. For the avoidance of doubt, the Investor hereby waives any Filing Failure, including any damages under Section 2(e) of the Registration Rights Agreement that may have accrued prior to the entry by the Company and the Investor into this Agreement. The waiver shall be effective as of the date hereof and shall not apply to any future breach of the Registration Rights Agreement by the Company.

8.	Counterparts; Facsimile Execution. This Agreement may be executed in one or more counterparts (including by electronic mail, in PDF or by DocuSign or similar electronic signature), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

9.	Governing Law. THIS AGREEMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING GOVERNING LAW SET FORTH IN SECTION 9(a) OF THE Purchase AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

10.	Terms and Conditions of the Transaction Documents. Except as waived herein, all of the terms and conditions of the Transaction Documents shall remain in full force and effect.

[Signature pages follow immediately.]

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In witness whereof, the undersigned has executed and delivered this Agreement as of the date first above written.

Q/C Technologies, Inc.

By:
Name:	Joshua Silverman
Title:	Executive Chairman

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In witness whereof, the undersigned has executed and delivered this Agreement as of the date first above written.

Name of Investor:

By:
Name of Signatory:
Title:

[Investor Signature Page to Omnibus Waiver and Amendment]

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